Exhibit 99.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”), is made as of December 14, 2012, by and between Patricia Gallup and

David Hall (each, a “Selling Stockholder” and together, the “Selling Stockholders”) and PC Connection, Inc., a Delaware

corporation (the “Company”) (individually a “Party,” and collectively the “Parties”).

WHEREAS, the Selling Stockholders desire that the Company purchase 300,000 shares of common stock, par value $.01 per share from each Selling Stockholder (in aggregate, the “Purchased Shares”) and the Company desires to purchase the Purchased

Shares, upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed:

1. Purchase. Subject to the terms and conditions below, the Company hereby purchases and the Selling Stockholders hereby sell, the Purchased Shares at a price of $10.578 per share (the “Purchase Price”), such price being equal to the volume weighted-average share price of the Company’s stock for the fifteen trading days ended December 13, 2012, or $6,346,800 in the aggregate.

2. Payment. At the Closing, the Company shall pay to each Selling Stockholder the Purchase Price for the Purchased Shares sold by such Selling Stockholder by wiring funds to each Selling Stockholder pursuant to wire instructions previously provided to the Company.

3. Closing. Delivery of the Purchased Shares and payment of the Purchase Price shall take place on a date and at a time mutually acceptable to the Parties, but in any event no later than 5:00 pm EST on December 17, 2012, which date and time are designated as the “Closing.”

4. Representations of the Selling Stockholders. Each Selling Stockholder hereby represents and warrants, severally and not jointly, that:

(a) Authorization. All acts and conditions required by law on the part of the Selling Stockholder necessary for the authorization, execution and delivery of this Agreement and the transactions contemplated herein, and the performance of all obligations of the Selling Stockholder hereunder, have been duly performed and obtained and this Agreement constitutes a valid and legally binding obligation of the Selling Stockholder, enforceable in accordance with its terms.

(b) Title to Shares. The Selling Stockholder has good and marketable title to the Purchased Shares, free and clear of any lien, pledge, security interest or other encumbrance, and, upon delivery of the Purchased Shares at the Closing as provided for in this Agreement, the Company will acquire good and marketable title thereto.

(c) No Violation or Default. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which the Selling Stockholder is a party or by which the Selling Stockholder is bound, or require any consent under or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such provision.

(d) No Action or Proceeding. There is no action, suit, proceeding, or investigation pending or threatened against the Selling Stockholder that questions the validity of this Agreement or the right of the Selling Stockholder to enter into this Agreement or to consummate the transactions contemplated hereby. The Selling Stockholder acknowledges and agrees that the sale of the Purchased Shares pursuant hereto is made in exchange for fair and equivalent consideration.

(e) Sophistication. The Selling Stockholder has a prior and current business and personal relationship with the Company, its officers and directors and has the benefit of the business and financial experience of his or her professional advisors who are unaffiliated with the Company, and who are not compensated by the Company. The Selling Stockholder has had the opportunity to make detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Selling Stockholder any and all information which the Selling Stockholder has requested and have answered to such Selling Stockholder’s satisfaction all inquiries made by such Selling Stockholder; and such Selling Stockholder has sufficient knowledge and experience in finance and business and has the capacity to protect his or her own interests in connection with the sale of the Purchased Shares.

5. Binding Effect. The Agreement shall be binding upon the Parties, their heirs, legal representatives, successors and assigns.

6. Entire Agreement. This Agreement supersedes all prior agreements between the Parties relating to the subject matter contained in this Agreement. There are no other understandings or agreements between them concerning the subject matter contained in this Agreement.

7. Governing Law. The Agreement shall be construed in accordance with the laws of the State of Delaware. Nothing contained in this Agreement shall constitute or be treated as an admission by the Company of any liability, of any wrongdoing or of any violation of law. If any provision of this Agreement is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and a court shall enforce all remaining provisions to the maximum extent permitted by law.

8. Counterparts. The Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

9. Reliance. Each Selling Stockholder acknowledges that Wilmer Cutler Pickering Hale and Dorr LLP is permitted to rely upon the representations of such Stockholder in Section 4 of the Agreement for the purposes of rendering any legal opinions in connection with the transactions contemplated by the Agreement.

IN WITNESS WHEREOF, the Parties have signed this Stock Purchase Agreement as of the date first written above.

COMPANY

PC CONNECTION, INC.

By:	/s/ Joseph Driscoll
Name:	Joseph Driscoll
Title:	Senior Vice President, Treasurer, and Chief Financial Officer

SELLING STOCKHOLDER

By:	/s/ Patricia Gallup
Name:	Patricia Gallup

By:	/s/ David Hall
Name:	David Hall

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT